SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: August 1, 2003
                        (Date of earliest event reported)




                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                     (1-16725                  42-1520346
(State or other jurisdiction    Commission file number)     (I.R.S. Employer
    of incorporation)                                     Identification Number)


                     711 High Street, Des Moines, Iowa 50392
                    (Address of principal executive offices)


              (Registrant's telephone number, including area code)
                                 (515) 247-5111

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ITEM 9.  REGULATION FD DISCLOSURE

Principal Financial Group, Inc. maintains an investor relations website at www.principal.com/investor. From time to time, we post information on our website that is of interest to our investors. We believe our website is an efficient way to communicate with our investors.

Investors have expressed interest in information regarding declines in the credit quality of securities and other financial instruments owned by financial services companies. This Form 8-K provides formal notice that investors may access information concerning our exposure to troubled credits by reviewing the Annual Statement that Principal Life Insurance Company files with the Iowa Division of Insurance as well as other state insurance departments, particularly Schedule D to the Annual Statement and quarterly updates to Schedule D. Schedule D provides detail about Principal Life Insurance Company's investment portfolio. These files can be viewed by accessing the investor relations website (WWW.PRINCIPAL.COM/INVESTOR) and selecting "Supplementary Financial Information" or by using the link: http://www.principal.com/investor/statutory.htm.

If our exposure to a particular troubled credit appears to us to be of special interest to investors, we may post to our website a summary of the information that can be found in Principal Life's Annual Statement, Schedule D and quarterly updates to Schedule D in an effort to make the information in those documents more easily understood by investors.

Posting of information in accordance with these procedures does not constitute our determination that the information is material. In addition, the continued posting or archiving of the information on our website is not a representation that such information continues to be accurate or complete.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      PRINCIPAL FINANCIAL GROUP, INC.


                      By:   /s/ Thomas J. Graf
                            ----------------------------------------------------
                            Name:   Thomas J. Graf
                            Title:    Senior Vice President - Investor Relations



Date:  August 1, 2003

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